UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material Pursuant to Section 240.14a-12
ANDRX CORPORATION

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant
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☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) (2)	Title of each class of securities to which transaction applies: Aggregate number of securities to which transaction applies:
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
(4) (5)	Proposed maximum aggregate value of transaction: Total fee paid:

☐	Fee paid previously with preliminary materials.
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Filed by Andrx Corporation
Pursuant to Rule 14a-12
Under the Securities Exchange Act of 1934
Subject Company: Andrx Corporation
Andrx Corporation has filed a Form 8-K with the Securities and Exchange Commission (the “SEC”) regarding the proposed merger of Watson Pharmaceuticals, Inc. and Andrx Corporation, which includes a copy of the definitive merger agreement. All parties desiring details regarding the conditions of this transaction are urged to review the contents of the definitive agreement, which is available at the SEC’s website at http://www.sec.gov/.
This filing may be deemed to be solicitation material in respect of the proposed merger of Watson and Andrx. In connection with the proposed merger, Andrx will file a proxy statement with the SEC. INVESTORS AND SECURITY HOLDERS OF ANDRX ARE ADVISED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THOSE DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. The final proxy statement will be mailed to stockholders of Andrx. Investors and security holders may obtain a free copy of the proxy statement, when it becomes available, and other documents filed by Andrx with the SEC, at the SEC’s web site at http://www.sec.gov. Free copies of the proxy statement, when it becomes available, and the company’s other filings with the SEC may also be obtained from the company. Free copies of Andrx’s filings may be obtained by directing a request to Andrx Corporation, 4955 Orange Drive, Davie, Florida 33314, Attention: Investor Relations.
Participants in Solicitation:
Andrx, Watson and their respective directors, executive officers and other members of their management and employees may be deemed to be soliciting proxies from their respective stockholders in favor of the merger. Information regarding Watson’s directors and executive officers is available in Watson’s proxy statement for its 2006 annual meeting of stockholders, which was filed with the SEC on April 4, 2006. Information regarding Andrx’s directors and executive officers is available in Andrx’s proxy statement for its 2005 annual meeting of stockholders, while was filed with the SEC on April 19, 2005. Additional information regarding the interests of such potential participants will be included in the proxy statement and the other relevant documents filed with the SEC when they become available.

The following information was posted on Andrx’s internal intranet, which is available to employees, on April 4, 2006.
Andrx Direct Q&A Portal
How does the Watson acquisition affect our 2006 annual merit increases, 2005 annual bonus and the company’s 401(k) profit sharing contribution?
It doesn’t.
We are in the process of finalizing the 2005 annual bonus payout, as well as the merit increases for 2006 and 401(k) profit sharing awards for the year ending December 31, 2006. These will be communicated to employees as soon as all final approvals have been received. The 2006 merit increase will be retroactive to February 27, 2006.
What will happen to our stock options that are less than $25.00? Will they also be bought at the $25.00 price?
Immediately before the transaction closes, all outstanding, unvested stock options will vest on an accelerated basis, and all unexercised options that have an exercise price of less than $25.00 per share will be cancelled in the merger in exchange for a cash payment. The cash payment will equal the difference between the transaction price of $25.00 and the per-share exercise price of the stock option multiplied by the number of shares underlying the options (less taxes). It is anticipated that the employees will not need to do anything in order to receive payment and that a check will be issued and sent in a reasonable period after the closing of the merger.
What is going to happen to the options that are above $25.00?
Regrettably, the nature of a stock option carries a risk that the company’s stock price may fall below the exercise price of the stock option award. According to the Merger Agreement, stock options that have a per-share exercise price that is equal to or greater than $25.00 and accordingly have no value at $25.00, will be cancelled in the merger and retired without any cash payment.
Watson’s website states that Anda will be operated and managed independently. What does that mean?
As is the case with Andrx, we understand that Watson intends to operate and manage Anda as an independent entity.
Does Watson plan to sell Anda?
We are not aware of any such intentions and that was not contemplated in the Merger Agreement.

Valmed (VIP) is not mentioned in Watson’s website. Does Watson consider VIP part of Anda?
Valmed (VIP) is considered to be part of the Anda organization. Any discussion that specifies Anda is inclusive of VIP.
Will the Anda structure change? If so, when?
We have no indication that the business structure will change.
Is the Watson acquisition going to affect our next benefits’ open enrollment? What if we need to make changes to our health plan?
Until the transaction closes, all Andrx benefit plans, including making any changes to your health plan, will continue to be operated in the ordinary and usual course of business. You will receive information regarding the next open enrollment at the appropriate time.
Are we going to change to Watson’s health benefits or continue with our current plan? What about our other benefits?
Following the completion of the merger and for a period of not less than eighteen months thereafter, Watson has agreed to provide employee benefits (excluding equity-based compensation or benefits) that are, in the aggregate, substantially comparable to those provided to similarly situated employees of Watson. Currently, Watson’s portfolio of benefits includes health and other benefits.
What happens to outstanding 401(k) loans?
We do not know yet if Watson will maintain the Andrx 401(k) plan as a separate plan or will request Andrx to terminate its current 401(k) plan. However, in that event, Watson has agreed to either establish a new 401(k) plan or make available one of their existing 401(k) plans, so that company employee accounts, including cash and plan loans, will be eligible to be rolled over into a Watson 401(k) plan. Under such circumstances, the transferred 401(k) plan loans will be maintained under the same terms and conditions as with the Andrx 401(k) plan.
Would we lose seniority once the merger takes effect?
At this time, no discussions regarding employee seniority post-transaction have occurred. Once more information becomes available, it will be communicated to all employees.
How will the transactions affect Andrx’s Tuition Reimbursement Program?
Until the transaction is closed, all Andrx benefits will remain in place. Post closing, we do not have specific information regarding Watson’s plans for a tuition reimbursement program. However, following the completion of the merger and for a period of not less than 18 months, employee benefits (excluding equity-based or compensation benefits), in the aggregate, will be substantially comparable to those provided to similarly situated employees of Watson. Currently, Watson’s portfolio of benefits includes tuition reimbursement.

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